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(LOGO OF IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.)

FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1

                IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT
               CORP. TERMINATES $300 MILLION WAREHOUSE LINE AND
                     RESELLS MORTGAGE LOANS TO AFFILIATES


LOS ANGELES, CALIFORNIA, July 7, 1999. Imperial Credit Commercial Mortgage Investment Corp. (Nasdaq: ICMI) today reported that on June 29, 1999 the Company terminated the $300 million warehouse line of credit previously provided to it by an affiliate of Prudential Securities Incorporated. The Company's financial position at June 30, 1999 reflects strong liquidity with no outstanding short-term borrowings. By terminating the warehouse line of credit prior to June 30, 1999, the Company avoided incurring certain fees which would otherwise have been payable.

The Company also announced that it had resold during the second quarter ended June 30, 1999 certain mortgage loans back to Southern Pacific Bank ("SPB") and Franchise Mortgage Acceptance Company ("FMAC," Nasdaq: FMAX), affiliated companies from which the Company originally had acquired such loans. As of March 31, 1999, the Company had 172 mortgage loans with an outstanding principal balance of approximately $56.6 million that it had previously acquired from SPB and 20 mortgage loans with an outstanding principal balance of approximately $27.8 million that it had previously acquired from FMAC, all of which were excluded from the Company's securitization transaction that closed in March of this year. As of June 30, 1999, as a result of resales to SPB and FMAC, sales to third parties and loan payoffs in the ordinary course of business, the Company had 27 SPB mortgage loans with an outstanding principal balance of approximately $6.7 million and two FMAC mortgage loans with an outstanding principal balance of approximately $3.9 million. The Company anticipates that during the third quarter it will sell 17 of the remaining SPB mortgage loans with a principal balance of approximately $4.8 million either back to SPB or to Imperial Credit Industries, Inc. (Nasdaq: ICII) and the two remaining FMAC mortgage loans back to FMAC.

Imperial Credit Commercial Mortgage Investment Corp. is a publicly traded real estate investment trust that invests primarily in multifamily and commercial mortgage loans, real property and commercial mortgage-backed securities. The Company is managed by Imperial Credit Commercial Asset Management Corp., a wholly-owned subsidiary of Imperial Credit Industries, Inc. SPB and FMAC are affiliates of Imperial Credit Industries, Inc.

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual
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results could differ materially from those anticipated in such forward-looking statements due to a variety of factors, including, but not limited to, changes in national, regional or local economic environments, competitive products and pricing, government fiscal and monetary policies, changes in prevailing interest rates, the course of negotiations, the fulfillment of contractual conditions, factors inherent to the valuation and pricing of interests in commercial mortgage-backed securities, other factors generally understood to affect the real estate acquisition, mortgage and leasing markets and security investments, the other risks detailed in the Company's Registration Statement on Form S-11 as amended, filed with the Securities and Exchange Commission (the "SEC"), periodic reports on Forms 10-Q, 8-K and 10-K and any amendments with respect thereto filed with the SEC, and other filings made by the Company with the SEC.

For further information, please contact Michael Meltzer, Chief Financial Officer, at (310) 231-5906.